(a professional corporation)

Lake City. UT 84101    (801) 532-7800  Fax (801) 328-4461

January 17, 2017

U.S.Securities and Exchange Commission

100 E Street

Washington, DC 20549- 7561

Ladies and Gentlemen:

Re: Nu Med Plus, Inc. Commission File No.000-54808

We have read the statement of Nu-Med Plus, Inc. pertaining to our firm included in Item 4.01 of the  Form 8-K dated January l7, 2017 and are in agreement with the statements contained in that document pertaining to our firm.

Sincerely,

/s/ Haynie & Company

Haynie & Company